UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

December 30, 2006
Date of report (Date of earliest event reported)

C2 GLOBAL TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

40 King Street West, Suite 3200, Toronto, Ontario, Canada, M5H 3Y2
(Address of Principal Executive Offices and Zip Code)

(416) 866-3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01  Other Events

On December 30, 2006, C2 Global Technologies Inc., a Florida corporation (“C2”), issued 3,847,475 shares of its common stock at $0.88 per share to Counsel LLC (“LLC”), a Delaware limited liability company, and an indirectly wholly-owned subsidiary of Counsel Corporation, in exchange for the conversion by LLC of $3,385,778 of C2’s debt principal. Contemporaneously therewith, Counsel Corporation and certain of its subsidiaries, including LLC, forgave the balance of the debt owed to them by C2. The aggregate amount of debt forgiveness to C2 was $80,195,947, including accrued and unpaid interest to that date.

As a result of the foregoing, Counsel and its subsidiaries are holders of 21,364,744 shares of C2, in the aggregate, which represent approximately 92.55% of C2’s outstanding securities.

On January 5, 2007, C2 issued a press release announcing the foregoing. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated January 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C2 Global Technologies Inc.

Date: January 5, 2007	By:	/s/ Allan C. Silber
		Name:	Allan C. Silber
		Title:	Chairman of the Board and Chief Executive Officer